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                                 Exhibit 10.2(d)
                    Amendment No. 4 to the Advisory Agreement



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                    AMENDMENT NO. 4 TO THE ADVISORY AGREEMENT

         THIS AMENDMENT NO. 4 TO THE ADVISORY AGREEMENT, effective as of March 27, 1998, is by and between INLAND REAL ESTATE CORPORATION f/k/a INLAND
MONTHLY INCOME FUND III, INC., a Maryland corporation (the "Company"), and INLAND REAL ESTATE ADVISORY SERVICES, INC., a Maryland corporation (the "Advisor"). All capitalized terms used herein shall have the same meaning as set forth in the Company's prospectus dated April _______, 1998 or the Advisory Agreement dated as of October 14, 1994, as amended (the "Advisory Agreement") unless the context otherwise requires.

                               W I T N E S S E T H

                  WHEREAS, the Company and the Advisor are currently party to the Advisory Agreement;

                  WHEREAS, the Advisory Agreement requires the Advisor to provide the Company with the first opportunity to purchase any Neighborhood Retail Center placed under contract by the Advisor or its Affiliates, provided the Company can close the purchase of such property within 60 days;

                  WHEREAS, the Company and the Advisor are desirous of expanding the Advisor's obligation to include the first opportunity to purchase any Neighborhood Retail Center and/or any Community Center placed under contract by the Advisor or its Affiliates, provided the Company can close the purchase of such property within 60 days; and

                  WHEREAS, a majority of the Stockholders at the Company's annual meeting held on March 19, 1998, approved such expansion of the Advisor's obligations under the Advisory Agreement.

                  NOW, THEREFORE, the parties agree as follows:

         1. AMENDMENT. Section 2, subsection (a) shall be amended by deleting the second sentence of the first paragraph of Section 2, subsection (a) and substituting the following:

"The Advisor is also obligated to provide the Company with the first opportunity to purchase any Neighborhood Retail Center and/or Community Center (as such terms are defined in the Prospectus) placed under contract by the Advisor or its Affiliates, provided the Company can close the purchase of such property within 60 days." The remainder of Section 2, subsection (a) will remain unchanged.

         2. APPLICABLE LAW. This Amendment No. 4 shall be construed in accordance with and governed by the substantive laws of the State of Maryland.

         3. COUNTERPARTS. This Amendment No. 4 may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one in the same instrument.

         4. PRIOR AGREEMENT. Except as modified by this Amendment No. 4, the Advisory Agreement is reaffirmed in all respects, and shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to the Advisory Agreement as amended to be duly executed as of the date first written above.



                                   INLAND REAL ESTATE CORPORATION f/k/a
                                   INLAND MONTHLY INCOME FUND III, INC.

                                   By:      /s/ Roberta S. Matlin
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                                             Title:        Vice President
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                                   INLAND REAL ESTATE ADVISORY SERVICES, INC.

                                   By:      /s/ Patricia Challenger
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                                             Title:         Vice President
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